UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2023

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, Medicine Man Technologies, Inc. (the “Company”) received notice of the resignation of Salim Wahdan as a member of the Company’s board of directors (the “Board”), to be effective upon the Board’s nomination and appointment of another director to fill his vacancy. Mr. Wahdan was not a member of any committees of the Board. Mr. Wahdan’s resignation is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On March 23, 2023, the Board appointed Bradley Stewart as a Class A director to fill the vacancy left by Mr. Wahdan. The Company expects that the Board will appoint Mr. Stewart to one or more of the committees of the Board; however, no committee appointments have been determined at this time. Mr. Stewart will serve until his term expires at the Company’s 2024 annual meeting of stockholders and until a successor is elected and qualified, or until his earlier death, resignation or removal.

Currently, Mr. Stewart serves as Chairman of Perch, a technology driven e-commerce company, and a Senior Advisor with Sixth Street Partners, a private equity fund. Mr. Stewart also serves as an independent director for Private Medical, a privately-held company, and Semper Paratus, a Nasdaq listed company. Prior to his current roles, Mr. Stewart served as Chief Executive Officer and a director of Fair Technologies, an automobile leasing company. Between 2010 and 2019, Mr. Stewart held several positions at Xojet, an on-demand private jet company, starting as an advisor and departing from the company as Chief Executive Officer and Chairman of the board of directors. Mr. Stewart received his MBA from Columbia Business School and his Bachelor of Science in Business at the University of Minnesota.

Mr. Stewart was designated for appointment to the Board as the joint designee of Brian Ruden and Naser Joudeh pursuant to the Omnibus Amendment No. 2 to Asset Purchase Agreements, dated December 17, 2020, among the Company and the sellers party thereto (the “Omnibus Amendment”). Between December 17, 2020 and March 2, 2021, the Company’s wholly-owned subsidiary, SBUD LLC, acquired the assets of a number of Star Buds retail dispensaries located in Colorado. The Omnibus Amendment provides that, for as long as the Sellers (as defined in the Omnibus Amendment) and the Members (as defined in the Omnibus Amendment) meet a specified ownership threshold, the Company shall recommend to the Board that Brian Ruden and Naser Joudeh jointly be permitted to designate three directors for appointment to the Board if the Board consists of seven or more members. Currently, Pratap Mukharji, Marc Rubin, and Brad Stewart serve as Messrs. Ruden and Joudeh’s designees on the Board. The Company previously reported the terms of the Omnibus Amendment in the Company’s Current Report on Form 8-K filed on December 23, 2020 and attached a copy of the Omnibus Amendment as Exhibit 2.1 thereto, and such disclosure and exhibit are incorporated by reference herein.

The Company’s current director compensation policy is to award each non-executive director (i) an annual grant of shares of the Company’s common stock worth $70,000 and (ii) an annual award of $35,000, payable in cash or shares of the Company’s common stock at the option of the recipient director. The Company expects to make such awards to Mr. Stewart in the future, but no awards have been granted as of the date of this report.

Item 7.01 Regulation FD Disclosure.

On March 24, 2023, the Company issued a press release announcing the appointment of Brad Stewart to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Daniel R. Pabon
Date: March 24, 2023		Daniel R. Pabon
General Counsel